Exhibit 99.3

OPHTHALMIC IMAGING SYSTEMS

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

The following tables present unaudited pro forma condensed combined financial data that reflects the acquisition of substantially all the assets of MediVision Medical Imaging Ltd. (MediVision), which was completed on October 21, 2009 (the “MediVision Asset Purchase”). Such assets included the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH (“CCS”), its branch office in Belgium (the “Belgium Activities”), certain agreements under which MediVision contracted with third parties for distribution and other services (the “Purchased Agreements”), and rights to intellectual property which resulted from MediVision’s research and development (“R&D”) activities performed in Israel.

This information is derived from and should be read in conjunction with the historical financial statements and notes thereto of Ophthalmic Imaging Systems (“OIS”) and MediVision that are included in this filing. The unaudited pro forma condensed combined financial data are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the business combination described above been consummated as of January 1, 2008.

The pro forma financials that are being presented are the unaudited combined balance sheets of OIS at September 30, 2009, the unaudited combined condensed statement of operations for the nine months ending September 30, 2009 and the audited combined condensed statement of operation for the year ending December 31, 2008. OIS presents their financial statements under accounting principles generally accepted in the United States (U.S. GAAP). When OIS consolidates the results of the MediVision Asset Purchase into its financials statements, OIS converts MediVision’s results from IFRS, International Financial Reporting Standards to U.S. GAAP. The pro forma financials presented are based on OIS’ and MediVision’s unaudited and audited consolidated financials to OIS pro forma financials. The adjustments presented reflect adjustments due to changes from IFRS to U.S. GAAP, consolidating and reclassification adjustments due to the transaction, and pro forma adjustments. The Company has adjusted the historical consolidating financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. This information should be read in conjunction with the:

(i)	accompanying notes to the unaudited pro form condensed combined financial statements;

(ii)	separate historical unaudited interim financial statements for the nine months ending September 30, 2009 and historical audited financial statements of OIS for year ending December 31, 2008; and

(iii)
separate historical unaudited interim financial statements for the nine months ending September 30, 2009 and historical audited financial statements of MediVision for the year ending December 31, 2008.

OPHTHALMIC IMAGING SYSTEMS
UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET
September 30, 2009 (in thousands of U.S. Dollars)

	Historical OIS	Historical MediVision	Adjustments to reclassify and consolidate financial statements		Consolidated MediVision and OIS	Adjustments to reconcile to U.S. GAAP		OIS and MediVision after conversion to U.S. GAAP	Pro forma adjustments		Pro forma combined
ASSETS

Current assets:
Cash and cash equivalents	$4,811	$74	$271	A	$5,156	-		$5,156	-		$5,156
Accounts receivable, net of allowance for	2,628	313	184	A	3,125	-		3,125	$(42)	E	3,083
Inventories	868		93	A	961	-		961	-		961
Prepaid expenses and other current assets	257	214	-		471	-		471	-		471
Assets and disposal group classified as held for sale		3,979	(3,979)	A	-	-		-	-		-
Total current assets	8,564	4,580	(3,431)		9,713	-		9,713	(42)		9,671
											-
Restricted cash	158	-	-		158	-		158	-		158
Furniture and equipment, at cost, net	349	29	165	A	543	-		543	-		543
Goodwill and other intangible assets	1,816	-	3,266	A	5,082	(3,184)	D	1,898	(82)	F	1,816
Accumulated Amortization									(105)	G	(105)
Investment in affiliated company	-	4,238	(4,238)	B	-	-		-	-		-
									-		-
Total assets	$10,887	$8,847	$(4,238)		$15,496	$(3,184)		$12,312	$(229)		$12,083
											-
Current liabilities:					-	-		-	-		-
Accounts payable	$804	$632	$418	A	$1,854	-		$1,854	$(42)	E	$1,812
Short term bank credits and other current liabilities	-	2,643	23	A	2,666	-		2,666	-		2,666
Accrued liabilities	1,027	5,065	(4,436)	C	1,656	-		1,656	26	H	1,682
Liabilities included in disposal group held for sale	-	249	(249)	A	-	-		-	-		-
Deferred warranty revenue and customer deposits	2,122	-	-		2,122	-		2,122	-		2,122
Notes payable - current portion	7	-	-		7	-		7	-		7
Total current liabilities	3,960	8,589	(4,244)		8,305	-		8,305	(16)		8,289
									-		-
Line of credit	150	61	-		211	-		211	-		211
Notes payable, less current portion	1,369	-	85	A	1,454	-		1,454	-		1,454
Total liabilities	5,479	8,650	(4,159)		9,970	-		9,970	(16)		9,954
											-
Noncontrolling interest	-	172	(172)	B	-	-		-			-
Stockholders’ equity:									-		-
Capital	20,494	9,206	(9,206)	B	20,494	-		20,494			20,494
Foreign currency translation	-	118			118	-		118	-		118
Accumulated deficit	(15,086)	(9,299)	9,299	B	(15,086)	(3,184)		(18,270)	(213)	F-H	(18,483)
Total stockholders’ equity	5,408	197	(79)		5,526	(3,184)		2,342	(213)		2,129
Total liabilities and stockholders’ equity	$10,887	$8,847	$(4,238)		$15,496	$(3,184)		$12,312	$(229)		$12,083

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

OPHTHALMIC IMAGING SYSTEMS
UNAUDITED PRO FORMA
CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2009 (in thousands of U.S. Dollars)

	OIS Three Months Ended 9/30/09	MediVision Nine Months Ending 9/30/09	Adjustments to reclassify and consolidate financial statements		Consolidated MediVision and OIS	Adjustments to reconcile to U.S. GAAP	OIS and MediVision after conversion to U.S. GAAP	Pro forma adjustments		Pro forma combined
Revenues:
Net sales	$3,933	$6,376	$-		$10,309	-	$10,309	$(97)	E	$10,212
Cost of sales	1,654	3,447	-		5,101	-	5,101	(97)	E	5,004

Gross profit	2,279	2,929	-		5,208	-	5,208	-		5,208
Operating expenses:
Sales and marketing	959	2,251	-		3,210	-	3,210	-		3,210
General and administrative	478	1,463	-		1,941	-	1,941	45	G	1,986
Research and development	693	1,344	-		2,037	-	2,037	-		2,037
Total other (expenses) income		(420)	-		(420)	-	(420)	-		(420)
Total operating expenses	2,130	4,638	-		6,768	-	6,768	45		6,813

Income (loss) from operations	149	(1,709)	-		(1,560)	-	(1,560)	(45)		(1,605)
								-
Total Other (expense) income	(61)	(419)	-		(480)		(480)	(11)	H	(491)
Net income before provision for income tax (expense) benefit	88	(2,128)	-		(2,040)	-	(2,040)	(56)		(2,096)
Provision for income tax (expense) benefit	(2)	(3)	-		(5)		(5)	-		(5)
Share of loss of affiliated Company	-	(660)	660	A	-		-	-		-
Net income before noncontrolling interest	86	(2,791)	660		(2,045)	-	(2,045)	(56)		(2,101)
								-
Noncontrolling Interest		294	(294)	B	-	-	-	-		-
Net income (loss)	$86	$(2,497)	$366		$(2,045)	-	$(2,045)	$(56)		$(2,101)

Basic earnings per (loss) share	$0.00									$(0.10)

Shares used in the calculation of basic earnings (loss) per share	20,289,626									20,289,626

Diluted earnings (loss) per share	$0.00									$(0.10)

Shares used in the calculation of diluted earnings per share	20,799,494

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

OPHTHALMIC IMAGING SYSTEMS
UNAUDITED PRO FORMA
CONDENSED COSOLIDATED STATEMENT OF OPERATIONS
For the Twelve Months Ended December 31, 2008 (in thousands of U.S. Dollars)

	Historical OIS	Historical MediVision Stand Alone	Adjustments to reclassify and consolidate financial statements		Consolidated MediVision and OIS	Adjustments to reconcile to U.S. GAAP		OIS and MediVision after conversion to U.S. GAAP	Pro forma adjustments		Pro forma combined
Revenues:
Net sales	$12,491	$1,919	-		$14,410	-		$14,410	-		$14,410
Cost of sales	5,768	862	-		6,630	-		6,630	-		6,630

Gross profit	6,723	1,057	-		7,780	-		7,780	-		7,780
Operating expenses:
Sales and marketing	4,035	797	-		4,832	-		4,832	-		4,832
General and administrative	1,551	769	-		2,320	3,184	D	5,504	60	G	5,564
Research and development	2,220	638	-		2,858	-		2,858	-		2,858
Total operating expenses	7,806	2,204	-		10,010	3,184		13,194	60		13,254
Loss from operations	(1,083)	(1,147)	-		(2,230)	(3,184)		(5,414)	(60)		(5,474)

Financial expense, net	(84)	(447)	-		(531)	-		(531)	(15)	H	(546)
Merger Expenses	(520)	-	-		(520)	-		(520)	-		(520)

Net loss before provision for income tax (expense) benefit	(1,687)	(1,594)	-		(3,281)	(3,184)		(6,465)	(75)		(6,540)

Provision for income tax (expense) benefit	(1,299)	(42)	-		(1,341)	-		(1,341)	-		(1,341)
Net loss before noncontrolling interest	(2,986)	(1,636)	-		(4,622)	(3,184)		(7,806)	(75)		(7,881)

Noncontrolling Interest		53	(53)	A	-	-		-	-		-
Net loss	$(2,986)	$(1,583)	(53)		$(4,622)	(3,184)		$(7,806)	$(75)		$(7,881)

Basic loss per share	$(0.18)										$(0.47)

Shares used in the calculation of basic loss per share	16,866,831										16,866,831

The accompanying notes are an integral part of these financial statements

OPHTHALMIC IMAGING SYSTEMS

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Adjustments to reclassify and consolidate financial statements.

A.
Represents the reclassification of assets and liabilities recorded by MediVision as Assets and Disposal Group Held for Sale to various assets and liability financial statement categories as of September 30, 2009.  The Assets and Disposal Group Held for Sale is comprised of all CCS assets and liabilities, goodwill, and the IRI intangible asset at September 30, 2009.

B.	Represents the reversal of the Investment in Affiliated Company asset and all equity recorded by MediVision as of September 30, 2009.

C.
Represents the reversal of inter-company liabilities which were considered impaired and written off by OIS as of June 30, 2009. These liabilities were not considered impaired and written off by MediVision as of September 30, 2009 and as such reflected in MediVision’s unaudited interim balance sheet at September 30, 2009.

2.	Adjustments of the financial results of the business activities purchased in connection with the MediVision Asset Purchase from IFRS to U.S. GAAP.

D.
Represents the expensing of capitalized assets on MediVision’s balance sheet at September 30, 2009 under IFRS related to research and development expenses for the IRI product and goodwill (according to U.S. GAAP, we need to expense $2,479,741 of capitalized assets related to the IRI product and decrease goodwill by $704,000 due to the change in the amortization rules between IFRS and U.S. GAAP) (IFRS allowed MediVision to amortize through 2004; U.S. GAAP only allows for amortization through 2001). This entry decreases (credit to) goodwill and other assets of $3,183,741.

3.	Pro forma adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

E.
Represents the pro forma impact of the elimination of inter-company sales to MediVision and CCS during the three months ended September 30, 2009. The adjustment to the pro forma financial statements is necessary as MediVision ceased consolidating OIS as of June 24, 2009 which is the day that MediVision lost control over OIS.  During the three months ended September 30, 2009 OIS recorded sales of approximately $62,000 to MediVision and approximately $35,000 to CCS. In addition as of September 30, 2009 OIS had approximately $42,000 due from CCS.

F.
Represents the write off of approximately $82,000 of goodwill recorded by MediVison as of September 30, 2009. This balance represents the remaining balance of goodwill recorded by MediVision at September 30, 2009 after the expensing of goodwill in connection with the conversion of MediVision to U.S. GAAP from IFRS (For more details on this conversion see Note D to the Notes to Unaudited Pro Forma Condensed Combined Financial Statements).

G.
Represents the pro forma impact of amortization expense related to the customer relationship and the Purchased Agreements intangible assets. The total balance of these intangible assets are $493,000 which are amortized for 8.2 years resulting in additional amortization expense $45,091 for the nine months ending September 30, 2009 and $60,122 the year ended December 31, 2008. This pro forma adjustment also resulted in accumulated amortization of $105,213 as of September 30, 2009 related to the expense recognized for the nine months ending September 30, 2009 and the year ending December 31, 2008.

H.
Represents the pro forma impact of the increase in interest expense related to the $1,500,000 loan from United Mizrahi Bank Ltd. The pro forma adjustment to interest expense is calculated as the change in the fixed interest rate component of the loan after OIS assumed the loan in connection with the MediVision Asset Purchase. The fixed interest rate component of the loan changed from 3.75% to 4.75% which results in additional interest expense for the nine months ending September 30, 2009 of $11,250 and additional interest of $15,000 for the year ending December 31, 2008. This pro forma adjustment also resulted in accrued interest of $26,250 as of September 30, 2009 related to pro forma interest expense for the nine months ending September 30, 2009 and the year ending December 31, 2008.

4.	Other events that did not result in a pro forma adjustments

I.
Pursuant to an Extension Agreement, dated June 24, 2009, between us and the Tail Wind Fund Ltd. and Solomon Strategic Holdings, Inc. (together with The Tail Wind Fund Ltd., the “Holders”), the Holders agreed to extend the principal payments due thereon for 18 months, such that the next principal payment with respect to the Notes will be due December 31, 2010, and extend the maturity date of the Notes to October 31, 2011.  As consideration for these extensions and waivers, we issued warrants (the “New Warrants”) to purchase an aggregate of 500,000 shares of our common stock.  These New Warrants have an exercise price of $1.00 per share and expire on June 24, 2012.

We combined the New Warrants with existing instruments issued to the Holders, and first allocated the proceeds received in this financing transaction that includes a convertible instrument to the convertible instrument and any other detachable instruments included in the exchange (such as detachable warrants) on a relative fair value basis.  We then calculated the effective conversion used to measure the intrinsic value, if any, of the embedded conversion option based on the Black-Scholes-Merton option valuation model.  We adjust for the changes in the Black-Scholes-Merton option valuation model at each reporting period. As the New Warrants are not separable from the existing financial instruments issued to the Holders, we did not record the pro forma impact of the issuance of the New Warrants to the pro forma financial statements.

J.
On October 23, 2009, in connection with the assumption of the United Mizrahi loan, we issued to United Mizrahi Bank a warrant (the “Warrant”) to purchase 350,000 shares of our common stock at an exercise price of $1.00. On October 22, 2009 we determined that the fair value of these Warrants were $40,138 using the Black-Scholes-Merton valuation model. We recorded the fair value of these Warrants as permanent equity as the Warrants were issued in relation to the Purchase Agreement. As the Warrants were recorded as permanent equity, this issuance did not result in an adjustment to the pro forma financial statements.